Exhibit 99.1

For Immediate Release

Contact:	Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES PUBLIC FOLLOW-ON OFFERING OF

4,500,000 SHARES OF COMMON STOCK

PASADENA, CA. – March 18, 2009 - Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today that  it is commencing an underwritten public offering of 4,500,000 shares of common stock.  Merrill Lynch & Co., Citi  and J.P.Morgan are acting as joint bookrunning managers in connection with the public offering.  Alexandria Real Estate Equities, Inc. expects to grant the underwriters a thirty-day option to purchase up to 675,000 additional shares to cover over-allotments, if any.

The Company intends to use the net proceeds from this offering to reduce the outstanding balance on its unsecured line of credit.  The Company currently anticipates that it will then borrow funds under its unsecured line of credit to pay down $25 million of the Company’s senior secured term loan.  The Company may then also borrow from time to time under its unsecured line of credit to provide funds for general working capital and other corporate purposes, including the repayment of debt and selective redevelopment and development of existing or new life science properties.

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is a publicly-traded real estate investment trust focused principally on science-driven cluster formation through the ownership, operation, management and selective redevelopment, development and acquisition of properties containing technical environments, including office/laboratory space.  Our properties are designed and improved for lease primarily to institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, biopharmaceutical and translational entities, as well as government agencies.  We are the largest and leading provider of real estate to the broad and diverse life science industry with an asset base, as of December 31, 2008, of approximately 12.6 million rentable square feet consisting of 159 properties approximating 11.7 million rentable square feet (including spaces undergoing active redevelopment) and properties undergoing ground-up development approximating 875,000 rentable square feet.

The common stock will be issued pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s common stock, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Merrill Lynch & Co., 250 Vesey Street, New York, New York 10080, or by calling 212-449-1000; Citi, Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 or by calling 1-800-831-9146; or J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245, or by calling 718-242-8002.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s offering of common stock (including an over-allotment option) and its intended use of the proceeds.  These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.  Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in our filings with the Securities and Exchange Commission.  All forward-looking statements are made as of today, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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